UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2018

FIRST DATA CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 LIBERTY STREET 29th FLOOR NEW YORK, NEW YORK	10281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 735-3362

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events
First Data Corporation (“the Company”, “we”, or “our”) is filing this Current Report on Form 8-K to recast certain prior period financial information and related disclosures contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (“2017 Form 10-K”) for changes in our segment revenue reporting ("segment revenue") and newly adopted accounting guidance.
Prior to January 1, 2018, the Company presented segment revenues net of certain items including revenue-based commission payments to Independent Sales Organizations (ISOs) and sales channels. The Company is no longer excluding ISO commissions from segment revenue as this change enhances the consistency of accounting methodologies amongst the Company's various distribution channels in the Global Business Solutions segment. This change in segment revenue reporting has been applied retrospectively.

The Company has also adopted new accounting guidance issued by the Financial Accounting Standards Board related to accounting for defined benefit plans for pensions and the presentation of restricted cash and restricted cash equivalents on the statement of cash flows. Under the new accounting guidance for defined benefit plans for pensions, employers will present the other components of the net periodic benefit cost separately from the line item that includes the service cost and outside of any subtotal of operating income. The Company adopted the new guidance for defined benefit plans for pensions on January 1, 2018, using a retrospective approach. Under the new accounting guidance for the presentation of restricted cash and restricted cash equivalents on the statement of cash flows, companies are required to include restricted cash and restricted cash equivalents within the cash and cash equivalents line item when reconciling beginning-of-period and end-of-period total amounts shown on the statement of cash flows. Given this change, transfers between cash, cash equivalents, and restricted cash and cash equivalents are no longer reported as cash flow activities on the statement of cash flows. The Company adopted the new guidance for restricted cash and restricted cash equivalents on the statement of cash flows on January 1, 2018 using a retrospective transition method.

We are filing this Form 8-K and related exhibits to recast financial information and revise certain related disclosures contained in the 2017 Form 10-K to reflect these changes as described above, for all periods presented. We have also updated "Note 14: Commitments and Contingencies" and “Note 19: Subsequent Events”, within Part II of the 2017 Form 10-K. All other information in the 2017 Form 10-K remains unchanged.

The information included in this Form 8-K is not an amendment to, or restatement of our audited consolidated financial statements, which were included in our 2017 Form 10-K. This Form 8-K does not reflect events occurring after we filed our 2017 Form 10-K and does not modify or update the disclosures therein in any way, other than to disclose the retrospective application of the change in segment revenue reporting and newly adopted accounting guidance as described above, update commitments and contingencies, and to disclose subsequent events.

Item 9.01. Financial Statements and Other Exhibits
The following is a list of the Exhibits filed with this report.

Exhibit Number	Exhibit Description
23.1	Consent of Independent Registered Public Accounting Firm
99.1
Updates, where applicable, to Part I, Item 1. Business, from First Data Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission on February 21, 2018

99.2
Updates, where applicable, to Part II, Item 6. Selected Financial Data, from First Data Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission on February 21, 2018

99.3
Updates, where applicable, to Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, from First Data Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission on February 21, 2018

99.4
Updates, where applicable, to Part II, Item 8. Financial Statements and Supplement, from First Data Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission on February 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION
(Registrant)

Date:	August 13, 2018	By	/s/ Himanshu A. Patel
Himanshu A. Patel
Executive Vice President, Chief Financial Officer
(principal financial officer)

Date:	August 13, 2018	By	/s/ Matthew Cagwin
Matthew Cagwin
Senior Vice President, Corporate Controller and Chief Accounting Officer
(principal accounting officer)

3